EMMIS COMMUNICATIONS CORPORATION SUBSIDIARIES

                                                          STATE OF
                    LEGAL NAME                          ORGANIZATION

                               CORPORATIONS

Emmis License Corporation                                    CA
Emmis Television License Corporation1                        CA
Emmis Radio License Corporation2                             CA
Emmis License Corporation of New York2                       CA
Emmis Radio License Corporation of New York2                 CA
Emmis Radio Corporation3                                     IN
Emmis Meadowlands Corporation                                IN
Emmis Publishing Corporation                                 IN
Emmis Escrow Corporation                                     IN
Emmis Escrow Holding Corporation                             IN
SJL of Kansas Corp.4                                         KS
Emmis Television License Corporation of Wichita1             CA
Topeka Television Corporation4                               MO
Emmis Television License Corporation of Topeka1              CA
Emmis International Broadcasting Corporation                 CA
Emmis Latin America Broadcasting Corporation                 CA
Emmis South America Broadcasting Corporation                 CA
Emmis Argentina Broadcasting, S.A.                        Argentina
Emmis Buenos Aires Broadcasting, S.A.                     Argentina
Votionis, S.A. (75%)                                      Argentina
Slager Radio Rt. (59.5%)                                   Hungary
Emmis Hungarian Holding Co.                                Hungary

                          PARTNERSHIPS AND LLC'S

Emmis Indiana Broadcasting, L.P.5                            IN
Emmis Publishing, L.P.6                                      IN
Emmis Television Broadcasting, L.P.4                         IN
Ten Fifty, L.P. (Emmis Meadowlands is a limited              IN
partner)
Duncan American Radio, LLC (40%)                             IN
Country Sampler Stores, LLC (51%)                            IL
Game Warden Wildlife Journal, LLC (51%)                      IN
Baby Ree Entertainment, LLC (50%)                            CA

1Emmis Television License Corporation holds all our television FCC licenses except for the KSNT-TV licenses which are held by Emmis Television License Corporation of Topeka and the KSNW-TV licenses which are held by Emmis Television License Corporation of Wichita.
2Emmis Radio License Corporation holds all our radio FCC licenses except for the WRKS-FM licenses which are held by Emmis Radio License Corporation of New York and the WQHT-FM licenses which are held by Emmis License Corporation of New York.
3Emmis Radio Corporation operates all our radio stations except for the stations held by Emmis Indiana Broadcasting, L.P.
4Emmis Television Broadcasting, L.P. operates all our television stations except for KSNW-TV which is operated by SJL of Kansas Corp., KSNT-TV which is operated by Topeka Television Corporation, and WTHI-TV which is operated by Emmis Indiana Broadcasting, L.P.
5Emmis Indiana Broadcasting, L.P. operates all our Indiana radio stations WIBC-AM, WENS-FM, WNOU-FM, WYXB-FM, WTHI-FM, WWVR-FM, and our Indiana television station, WTHI-TV.
6Emmis Publishing, L.P. publishes Indianapolis Monthly, Atlanta Magazine, Cincinnati Magazine, Country Sampler, Texas Monthly and Los Angeles Magazine.